                                               November 28, 2006

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

         Re:      Residential Accredit Loans, Inc.
                  Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QS16

Ladies and Gentlemen:

         At your request, we have examined the Registration  Statement on Form S-3 (File No. 333-131213),  filed by
Residential  Accredit Loans,  Inc., a Delaware  corporation  (the  “Registrant”),  with the Securities and Exchange
Commission  on January 23,  2006,  and  declared  effective  on March 3, 2006 (the  “Registration  Statement”),  in
connection  with  the  registration  under  the  Securities  Act of  1933,  as  amended  (the  “Act”)  of  Mortgage
Asset-Backed  Pass-Through  Certificates,  Series 2006-QS16 (the  “Certificates”).  The Certificates will be issued pursuant  to a Series  Supplement,  dated as of  November 1, 2006 to the  Standard  Terms of Pooling and  Servicing
Agreement,  dated as of November 1, 2006,  (together,  the "Pooling and Servicing  Agreement") as more particularly described  in the  prospectus  dated  October 26, 2006 and the  prospectus  supplement  dated  November  27,  2006, relating to the Certificates (together, the "Prospectus")

         We have examined such  instruments,  documents and records as we deemed  relevant and necessary as a basis of our opinion  hereinafter  expressed.  In such examination,  we have assumed the following:  (a) the authenticity of original  documents and the genuineness of all signatures;  (b) the conformity to the originals of all documents submitted to us as copies;  and (c) the truth,  accuracy and completeness of the information,  representations  and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such  examination  and the other  assumptions  set forth herein,  we are of the opinion that when the Certificates  have been duly executed and delivered in accordance with the Pooling and Servicing  Agreement and sold, the Certificates will be legally issued,  fully paid and non-assessable,  and the holders of the Certificates will be entitled to the  benefits of the Pooling and  Servicing  Agreement,  except as  enforcement  thereof may be limited by applicable bankruptcy, insolvency,  reorganization,  arrangement,  fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors  generally and general principles of equity,  including without  limitation,  concepts  of  materiality,  reasonableness,  good faith and fair  dealing,  and the  possible unavailability  of specific  performance  or  injunctive  relief,  regardless  of whether  such  enforceability  is considered in a proceeding in equity or at law.

         We hereby  consent to the filing of this opinion as an exhibit to the  Registration  Statement  and to the use of our name  wherever  appearing in the  Prospectus.  In giving such  consent,  we do not consider  that we are
“experts,”  within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder,  with respect to any part of the  Registration  Statement,  including  this  opinion,  as an exhibit or otherwise.

                                                     Very truly yours,

                                                     ORRICK, HERRINGTON & SUTCLIFFE LLP